                                                AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                                       SUB-ADVISORY AGREEMENT
                                                       ----------------------

THIS AGREEMENT is between  American  Skandia  Investment  Services,  Incorporated  and Prudential  Investments LLC (the  "Investment
Manager") and INVESCO Funds Group, Inc. (the "Sub-Adviser").

                                                        W I T N E S S E T H
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WHEREAS,  American  Skandia  Advisor  Funds,  Inc. (the  "Company") is a Maryland  corporation  organized with one or more series of shares and is registered as an open-end  management  investment  company under the  Investment  Company Act of 1940, as amended (the
"ICA"); and

WHEREAS,  the Investment Manager and the Sub-Adviser each is an investment  adviser registered under the Investment  Advisers Act of
1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of Directors of the Company (the "Directors") have engaged the Investment  Manager to act as investment  manager for the ASAF INVESCO  Health  Sciences  Fund (the  "Fund"),  one series of the Company,  under the terms of a management  agreement, dated May 1, 2003, with the Company (the "Management Agreement"); and

WHEREAS, the Investment Manager,  acting pursuant to the Management Agreement,  wishes to engage the Sub-Adviser,  and the Directors have approved the engagement of the Sub-Adviser, to provide investment advice and other investment services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The  Sub-Adviser  will  formulate  and  implement  a  continuous  investment  program  for the  Fund
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conforming  to the  investment  objective,  investment  policies and  restrictions  of the Fund as set forth in the  Prospectus  and
Statement of Additional  Information of the Company as in effect from time to time (together,  the  "Registration  Statement"),  the
Articles  of  Incorporation  and  By-laws of the  Company,  and any  investment  guidelines  or other  instructions  received by the
Sub-Adviser  in writing from the  Investment  Manager from time to time.  Any  amendments  to the  foregoing  documents  will not be deemed effective with respect to the Sub-Adviser until the  Sub-Adviser's  receipt thereof.  The appropriate  officers and employees of the Sub-Adviser will be available to consult with the Investment  Manager,  the Company and the Directors at reasonable times and upon  reasonable  notice  concerning the business of the Company,  including  valuations of securities  which are not registered for public sale,  not traded on any  securities  market or  otherwise  may be deemed  illiquid  for purposes of the ICA;  provided it is understood that the Sub-Adviser is not responsible for daily pricing of the Fund's assets.

         Subject to the supervision and control of the Investment  Manager,  which in turn is subject to the supervision and control of the Directors,  the Sub-Adviser in its discretion  will determine  which issuers and securities will be purchased,  held, sold or exchanged by the Fund or otherwise  represented in the Fund's investment  portfolio from time to time and, subject to the provisions of  paragraph  3 of this  Agreement,  will place  orders  with and give  instructions  to  brokers,  dealers and others for all such transactions  and  cause  such  transactions  to be  executed.  Custody  of the Fund will be  maintained  by a  custodian  bank (the
"Custodian")  and the  Investment  Manager  will  authorize  the  Custodian  to honor  orders and  instructions  by employees of the
Sub-Adviser  designated by the  Sub-Adviser to settle  transactions in respect of the Fund. No assets may be withdrawn from the Fund other than for settlement of transactions  on behalf of the Fund except upon the written  authorization  of appropriate  officers of the Company who shall have been certified as such by proper authorities of the Company prior to the withdrawal.

         The Sub-Adviser  will not be responsible  for the provision of  administrative,  bookkeeping or accounting  services to the
Fund except as specifically  provided herein,  as required by the ICA or the Advisers Act or as may be necessary for the Sub-Adviser to  supply  to the  Investment  Manager,  the Fund or the  Fund's  shareholders  the  information  required  to be  provided  by the
Sub-Adviser hereunder.  Any records maintained hereunder shall be the property of the Fund and surrendered promptly upon request.

         In furnishing the services under this Agreement,  the  Sub-Adviser  will comply with and use its best efforts to enable the
Fund to conform to the requirements of: (i) the ICA and the regulations  promulgated  thereunder;  (ii) Subchapter M of the Internal
Revenue Code and the  regulations  promulgated  thereunder;  (iii) other  applicable  provisions  of state or federal law;  (iv) the
Articles of Incorporation  and By-laws of the Company;  (v) policies and  determinations  of the Company and the Investment  Manager provided to the Sub-Adviser in writing;  (vi) the fundamental and non-fundamental  investment  policies and restrictions  applicable to the Fund, as set out in the  Registration  Statement of the Company in effect,  or as such investment  policies and  restrictions from time to time may be amended by the Fund's  shareholders or the Directors and communicated to the Sub-Adviser in writing;  (vii)
the  Registration  Statement;  and (viii)  investment  guidelines  or other  instructions  received in writing  from the  Investment
Manager.  Notwithstanding  the foregoing,  the Sub-Adviser shall have no  responsibility  to monitor  compliance with limitations or restrictions  for which  information from the Investment  Manager or its authorized  agents is required to enable the Sub-Adviser to monitor  compliance with such  limitations or restrictions  unless such  information is provided to the Sub-adviser in writing.  The
Sub-Adviser  shall  supervise  and monitor the  activities  of its  representatives,  personnel  and agents in  connection  with the investment program of the Fund.

         Nothing in this Agreement  shall be implied to prevent the Investment  Manager from engaging other  sub-advisers to provide investment  advice and other  services to the Fund or to series or  portfolios  of the Company  for which the  Sub-Adviser  does not provide such  services,  or to prevent the Investment  Manager from  providing such services  itself in relation to the Fund or such other series or  portfolios.  The  Sub-Advisor  and the  Investment  Manager  understand  and agree that if the  Investment  Manager manages the Fund in a  "manager-of-managers"  style, the Investment Manager will, among other things,  (i) continually  evaluate the performance  of the  Sub-Advisor  through  quantitative  and  qualitative  analysis and  consultations  with the  Sub-Advisor,  (ii)
periodically  make  recommendations  to the  Company's  Board as to whether the  contract  with one or more  sub-advisors  should be renewed,  modified or terminated,  and (iii) periodically  report to the Company's Board regarding the results of its evaluation and monitoring functions.  The Sub-Advisor recognizes that its services may be terminated or modified pursuant to this process.

         The  Sub-Advisor  acknowledges  that the Investment  Manager and the Company intend to rely on Rules 17a-10 and 10f-3 under the ICA, and the  Sub-Advisor  hereby  agrees that it shall not consult with any other  Sub-Advisor  to the Fund or the Company with respect to transactions in securities for the Fund's  portfolio or any other  transactions of Fund assets.  The Sub-Advisor  further acknowledges  that it shall not consult with any other  sub-advisor  of the Fund that is a principal  underwriter  or an  affiliated person of a principal  underwriter with respect to transactions in securities for the Fund's portfolio or any other  transactions of
Fund assets, and that its investment  advisory  responsibilities as set forth in this Agreement are limited to such discrete portion of the Fund's portfolio as determined by the Investment Manager.

         The  Sub-Adviser  shall be  responsible  for the  preparation  and filing of  Schedule  13-G and Form 13-F on behalf of the
Fund. The  Sub-Adviser  shall not be  responsible  for the  preparation  or filing of any other reports  required of the Fund by any governmental or regulatory agency, except as expressly agreed in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Adviser,  at its expense,  will furnish all  necessary  investment  facilities,
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including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution  of Fund  Transactions.  In  connection  with the  investment  and  reinvestment  of the assets of the Fund,  the
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Sub-Adviser  is  responsible  for the  selection  of  broker-dealers  to  execute  purchase  and sale  transactions  for the Fund in conformity with the policy regarding  brokerage as set forth in the Registration  Statement,  or as the Directors may determine from time to time,  as well as the  negotiation  of  brokerage  commission  rates  with such  executing  broker-dealers.  Generally,  the
Sub-Adviser's  primary  consideration in placing Fund investment  transactions with  broker-dealers for execution will be to obtain, and maintain the availability of, best execution at the best available price.

         Consistent with this policy,  the Sub-Adviser,  in selecting  broker-dealers  and negotiating  brokerage  commission rates, will take all  relevant  factors into  consideration,  including,  but not limited to: the best price  available;  the  reliability, integrity and financial  condition of the  broker-dealer;  the size of and  difficulty in executing the order;  and the value of the expected  contribution  of the  broker-dealer  to the  investment  performance  of the Fund on a continuing  basis.  Subject to such policies and procedures as the Directors may determine,  the  Sub-Adviser  shall have discretion to effect  investment  transactions for the Fund through broker-dealers  (including,  to the extent permissible under applicable law, broker-dealers affiliated with the
Sub-Adviser)  qualified to obtain best execution of such  transactions  who provide  brokerage  and/or  research  services,  as such services are defined in section 28(e) of the  Securities  Exchange Act of 1934,  as amended (the "1934 Act"),  and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio  investment  transaction in excess of the amount of commission  another  broker-dealer  would have charged for effecting that transaction,  if the Sub-Adviser  determines in good faith that such amount of  commission  is  reasonable  in relation to the value of the  brokerage  or research  services  provided by such broker-dealer,  viewed in terms of either that particular investment transaction or the Sub-Adviser's overall  responsibilities with respect to the Fund and other  accounts as to which the  Sub-Adviser  exercises  investment  discretion  (as such term is defined in section  3(a)(35) of the 1934 Act).  Allocation of orders  placed by the  Sub-Adviser  on behalf of the Fund to such  broker-dealers shall be in such amounts and  proportions as the Sub-Adviser  shall determine in good faith in conformity with its  responsibilities under  applicable laws,  rules and  regulations.  The Sub-Adviser will submit reports on such allocations to the Investment  Manager regularly as requested by the Investment  Manager,  in such form as may be mutually agreed to by the parties hereto,  indicating the broker-dealers to whom such allocations have been made and the basis therefor.

         Subject to the foregoing  provisions of this  paragraph 3, the  Sub-Adviser  may also consider  sales of shares in the Fund and  recommendations  by the Investment  Manager in the selection of broker-dealers  to effect the Fund's  investment  transactions.
Notwithstanding  the above,  nothing shall require the Sub-Adviser to use a broker-dealer which provides research services or to use a particular broker-dealer which the Investment Manager has recommended.

4.       Reports by the Sub-Adviser.  The Sub-Adviser  shall furnish the Investment  Manager monthly,  quarterly and annual reports,
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as may reasonably be requested by the Investment  Manager  concerning the transactions,  performance,  and compliance of the Fund so that the  Investment  Manager may review such  matters and discuss the  management  of the Fund.  The  Sub-Adviser  shall permit the books and records  maintained with respect to the Fund to be inspected and audited by the Company,  the Investment  Manager or their respective  agents at all reasonable times during normal business hours upon reasonable  notice.  The Sub-Adviser  shall immediately notify  both the  Investment  Manager  and the  Company  of any legal  process  served  upon it in  connection  with its  activities hereunder,  including  any  legal  process  served  upon it on  behalf  of the  Investment  Manager,  the Fund or the  Company.  The
Sub-Adviser  shall promptly  notify the Investment  Manager of (1) any changes in any  information  regarding the Sub-Adviser or the investment  program for the Fund  disclosed in the  Company's  Registration  Statement,  or (2) any  violation  of any  requirement, provision, policy or restriction that the Sub-advisor is required to comply with under Section 1 of this Agreement.

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the  Sub-Adviser is computed at an annual rate. The
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fee shall be payable  monthly in arrears,  based on the average daily net assets of the Fund for each month,  at the annual rate set forth in Exhibit A to this Agreement.

         In  computing  the fee to be paid to the  Sub-Adviser,  the net asset value of the Fund shall be valued as set forth in the
Registration  Statement.  If this  Agreement  is  terminated,  the  payment  described  herein  shall  be  prorated  to the  date of termination.

         The Investment  Manager and the Sub-Adviser  shall not be considered as partners or  participants  in a joint venture.  The
Sub-Adviser  will pay its own expenses for the services to be provided  pursuant to this  Agreement and will not be obligated to pay any expenses of the Investment Manager, the Fund or the Company.  Except as otherwise  specifically  provided herein, the Investment
Manager, the Fund and the Company will not be obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of Documents to the  Sub-Adviser.  The Investment  Manager has furnished the  Sub-Adviser  with true,  correct and
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complete copies of each of the following documents:

         (a)      The Articles of Incorporation of the Company, as in effect on the date hereof;

         (b)      The By-laws of the Company, as in effect on the date hereof;

         (c)      The resolutions of the Directors  approving the engagement of the Sub-Adviser as portfolio manager of the Fund and approving the form of this Agreement;

         (d)      The resolutions of the Directors  selecting the Investment Manager as investment manager to the Fund and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Company and of the Investment Manager, as in effect on the date hereof; and

         (g)      A list of companies the securities of which are not to be bought or sold for the Fund.

         The  Investment  Manager  will  furnish the  Sub-Adviser  from time to time with  copies,  properly  certified or otherwise authenticated,  of all  amendments of or  supplements  to the  foregoing,  if any. Such  amendments or  supplements  as to items (a)
through (f) above will be provided  within 30 days of the time such  materials  become  available to the  Investment  Manager.  Such amendments or  supplements  as to item (g) above will be provided not later than the end of the business day next following the date such amendments or supplements  become known to the Investment  Manager.  Any amendments or supplements to the foregoing will not be deemed  effective with respect to the Sub-Adviser  until the  Sub-Adviser's  receipt  thereof.  The Investment  Manager will provide such additional information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The Sub-Adviser has furnished the Investment  Manager with true, correct
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and complete copies of each of the following documents:

         (a)      The Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission as of the date hereof;

         (b)      The Sub-Adviser's most recent balance sheet;

         (c)      Separate lists of persons who the Sub-Adviser  wishes to have authorized to give written and/or oral  instructions to Custodians of Company assets for the Fund; and

         (d)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof.

         The  Sub-Adviser  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified or otherwise authenticated,  of all  amendments of or  supplements to the  foregoing,  if any. Such  amendments or  supplements  will be provided within 30 days of the time such  materials  become  available to the  Sub-Adviser.  Any  amendments or  supplements to the foregoing will not be deemed  effective  with  respect  to the  Investment  Manager  until  the  Investment  Manager's  receipt  thereof.  The
Sub-Adviser  will  provide  additional  information  as the  Investment  Manager  may  reasonably  request  in  connection  with the
Sub-Adviser's performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto understand that any information or recommendation  supplied by the Sub-Adviser
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in  connection  with the  performance  of its  obligations  hereunder  is to be  regarded  as  confidential  and for use only by the
Investment  Manager,  the Company or such persons the  Investment  Manager may  designate in connection  with the Fund.  The parties also understand that any  information  supplied to the Sub-Adviser in connection with the performance of its obligations  hereunder, particularly,  but not  limited  to,  any list of  securities  which may not be bought or sold for the Fund,  is to be  regarded  as confidential and for use only by the Sub-Adviser in connection with its obligation to provide  investment  advice and other services to the Fund.

9.       Representations  of the Parties.  Each party hereto hereby  further  represents  and warrants to the other that:  (i) it is
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registered  as an investment  adviser  under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  and (ii) it will use its reasonable best efforts to maintain each such  registration or license in effect at all times during the term of this  Agreement;  and (iii) it will promptly notify the other if it ceases to be so registered,  if its  registration is suspended for any reason,  or if it is notified by any regulatory  organization  or court of competent  jurisdiction  that it should show cause why its  registration  should not be suspended or terminated; and (iv) it is duly authorized to enter into this Agreement and to perform its obligations hereunder.

         The  Sub-Adviser  further  represents  that it has adopted a written Code of Ethics in compliance with Rule 17j-1(b) of the
ICA. The  Sub-Adviser  shall be subject to such Code of Ethics and shall not be subject to any other Code of Ethics,  including  the
Investment  Manager's Code of Ethics,  unless  specifically  adopted by the Sub-Adviser.  The Investment  Manager further represents and warrants to the Sub-Adviser  that (i) the appointment of the Sub-Adviser by the Investment  Manager has been duly authorized and
(ii) it has  acted  and will  continue  to act in  connection  with  the  transactions  contemplated  hereby,  and the  transactions contemplated hereby are, in conformity with the ICA, the Company's governing documents and other applicable law.

10.      Liability.  In the absence of willful  misfeasance,  bad faith,  gross negligence or reckless disregard for its obligations
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hereunder,  the Sub-Adviser shall not be liable to the Company,  the Fund, the Fund's shareholders or the Investment Manager for any act or omission  resulting in any loss suffered by the Company,  the Fund,  the Fund's  shareholders  or the  Investment  Manager in connection  with any service to be provided  herein.  The  Federal  laws impose  responsibilities  under  certain  circumstances  on persons who act in good faith,  and  therefore,  nothing  herein shall in any way  constitute a waiver or  limitation  of any rights which the Company, the Fund or the Investment Manager may have under applicable law.

11.      Other  Activities  of the  Sub-Adviser.  The  Investment  Manager  agrees that the  Sub-Adviser  and any of its partners or
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employees,  and persons  affiliated with the Sub-Adviser or with any such partner or employee,  may render investment  management or advisory  services to other  investors  and  institutions,  and that such  investors  and  institutions  may own,  purchase or sell, securities  or other  interests  in property  that are the same as,  similar to, or  different  from those  which are  selected  for purchase,  holding or sale for the Fund. The Investment  Manager further  acknowledges that the Sub-Adviser shall be in all respects free to take action with respect to  investments  in securities or other  interests in property that are the same as, similar to, or different from those selected for purchase,  holding or sale for the Fund. The Investment  Manager  understands that the Sub-Adviser shall not favor or disfavor any of the Sub-Adviser's clients or class of clients in the allocation of investment  opportunities,  so that to the extent practical,  such opportunities will be allocated among the Sub-Adviser's  clients over a period of time on a fair and  equitable  basis.  Nothing in this  Agreement  shall impose upon the  Sub-Adviser  any  obligation  (i) to purchase or sell, or recommend  for purchase or sale,  for the Fund any  security  which the  Sub-Adviser,  its  partners,  affiliates  or employees  may purchase or sell for the  Sub-Adviser  or such  partner's,  affiliate's  or employee's  own accounts or for the account of any other client  of the  Sub-Adviser,  advisory  or  otherwise,  or (ii) to  abstain  from  the  purchase  or  sale of any  security  for the
Sub-Adviser's  other  clients,  advisory or otherwise,  which the  Investment  Manager has placed on the list  provided  pursuant to paragraph 6(g) of this Agreement.

12.      Continuance and  Termination.  This Agreement shall remain in full force and effect for one year from the date hereof,  and
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is  renewable  annually  thereafter  by  specific  approval of the  Directors  or by vote of a majority  of the  outstanding  voting securities  of the Fund.  Any such  renewal  shall be  approved by the vote of a majority of the  Directors  who are not  interested persons  under the ICA,  cast in person at a meeting  called  for the  purpose  of voting on such  renewal.  This  Agreement  may be terminated  without  penalty  at any time by the  Investment  Manager  or the  Sub-Adviser  upon 60 days  written  notice,  and will automatically  terminate  in the event of (i) its  "assignment"  by either party to this  Agreement,  as such term is defined in the
ICA,  subject to such exemptions as may be granted by the Securities and Exchange  Commission by rule,  regulation or order, or (ii)
upon termination of the Management Agreement, provided the Sub-Adviser has received prior written notice thereof.

13.      Notification.  The Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change in the personnel
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of the Sub-Adviser with responsibility for making investment  decisions in relation to the Fund (the "Portfolio  Manager(s)") or who have been authorized to give  instructions  to the Custodian.  The  Sub-adviser  shall be responsible  for reasonable  out-of-pocket costs and expenses incurred by the Investment  Manager,  the Fund or the Company to amend or supplement the Company's  prospectus to reflect a change in Portfolio  Manager(s)  or otherwise to comply with the ICA, the  Securities  Act of 1933,  as amended (the "1933
Act") or any  other  applicable  statute,  law,  rule or  regulation,  as a  result  of such  change;  provided,  however,  that the
Sub-Adviser shall not be responsible for such costs and expenses where the change in Portfolio  Manager(s)  reflects the termination of employment of the Portfolio  Manager(s)  with the  Sub-Adviser and its affiliates or is the result of a request by the Investment
Manager or is due to other circumstances beyond the Sub-Adviser's control.

         Any notice,  instruction or other  communication  required or contemplated by this Agreement shall be in writing.  All such communications  shall be addressed  to the  recipient  at the address set forth  below,  provided  that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           Gateway Center Three
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attention:  Robert F. Gunia
                           Executive Vice President

Sub-Adviser:               INVESCO Funds Group, Inc.
                           4350 South Monaco Street
                           Denver, Colorado 80217-3700
                           Attention: Ronald L. Grooms

Company:          American Skandia Advisor Funds, Inc.
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Law Department

14.      Indemnification.  The  Sub-Adviser  agrees to indemnify and hold harmless the Investment  Manager,  any  affiliated  person
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within the meaning of Section  2(a)(3) of the ICA  ("affiliated  person") of the  Investment  Manager and each  person,  if any who, within the meaning of Section 15 of the 1933 Act,  controls  ("controlling  person")  the  Investment  Manager,  against any and all losses,  claims,  damages,  liabilities  or litigation  (including  reasonable  legal and other  expenses),  to which the Investment
Manager or such affiliated  person or controlling  person of the Investment  Manager may become subject under the 1933 Act, the ICA, the Advisers Act,  under any other  statute,  law, rule or regulation at common law or otherwise,  arising out of the  Sub-Adviser's responsibilities  hereunder (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross  negligence by the
Sub-Adviser,  any of the  Sub-Adviser's  employees or  representatives  or any  affiliate  of or any person  acting on behalf of the
Sub-Adviser,  or (2) as a result  of any  untrue  statement  or  alleged  untrue  statement  of a  material  fact  contained  in the
Registration  Statement,  including any amendment  thereof or any supplement  thereto,  or the omission or alleged omission to state therein a material  fact  required  to be stated  therein or  necessary  to make the  statement  therein not  misleading,  if such a statement or omission was made in reliance upon and in  conformity  with written  information  furnished by the  Sub-Adviser  to the
Investment  Manager,  the Fund, the Company or any  affiliated  person of the  Investment  Manager,  the Fund or the Company or upon verbal  information  confirmed  by the  Sub-Adviser  in  writing,  or (3) to the extent  of, and as a result of, the  failure of the
Sub-Adviser  to execute,  or cause to be executed,  portfolio  investment  transactions  according to the  requirements  of the ICA;
provided,  however,  that in no case is the Sub-Adviser's  indemnity in favor of the Investment  Manager or any affiliated person or
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controlling  person of the  Investment  Manager  deemed to protect such person  against any liability to which any such person would otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Investment  Manager agrees to indemnify and hold harmless the  Sub-Adviser,  any affiliated  person of the  Sub-Adviser and each controlling  person of the  Sub-Adviser,  if any, against any and all losses,  claims,  damages,  liabilities or litigation
(including  reasonable legal and other expenses),  to which the Sub-Adviser or such affiliated  person or controlling  person of the
Sub-Adviser may become subject under the 1933 Act, the ICA, the Advisers Act, under any other statute,  law, rule or regulation,  at common law or otherwise,  arising out of the  Investment  Manager's  responsibilities  as investment  manager of the Fund (1) to the extent  of and as a result of the  willful  misconduct,  bad  faith,  or gross  negligence  by the  Investment  Manager,  any of the
Investment  Manager's  employees or representatives or any affiliate of or any person acting on behalf of the Investment Manager, or
(2) as a result of any untrue  statement or alleged  untrue  statement of a material fact contained in the  Registration  Statement, including  any  amendment  thereof or any  supplement  thereto or the omission or alleged  omission to state therein a material fact required to be stated therein or necessary to make the statement  therein not  misleading,  if such a statement or omission was made other than in reliance upon and in conformity with written  information  furnished by the Sub-Adviser,  or any affiliated  person of the Sub-Adviser or other than upon verbal information  confirmed by the Sub-Adviser in writing;  provided,  however, that in no case
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is the  Investment  Manager's  indemnity  in  favor of the  Sub-Adviser  or any  affiliated  person  or  controlling  person  of the
Sub-Adviser  deemed to protect such person  against any  liability to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the performance of its duties or by reason of its reckless  disregard of its obligations and duties under this  Agreement.  It is agreed that the Investment  Manager's  indemnification  obligations  under this
Section 14 will extend to expenses and costs  (including  reasonable  attorneys fees) incurred by the Sub-Adviser as a result of any litigation  brought by the  Investment  Manager  alleging the  Sub-Adviser's  failure to perform its  obligations  and duties in the manner required under this Agreement unless judgment is rendered for the Investment Manager.

15.      Conflict  of Laws.  The  provisions  of this  Agreement  shall be  subject  to all  applicable  statutes,  laws,  rules and
         -----------------
regulations,  including,  without  limitation,  the  applicable  provisions  of  the  ICA  and  rules  and  regulations  promulgated thereunder.  To the extent that any provision  contained herein  conflicts with any such applicable  provision of law or regulation, the latter shall control.  The terms and provisions of this Agreement shall be interpreted  and defined in a manner  consistent with the provisions and  definitions  of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision, statute,  rule or otherwise,  the remainder of this  Agreement  shall continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers,  etc.  Provisions of this  Agreement  may be changed,  waived,  discharged  or terminated  only by an
         ---------------------------
instrument in writing  signed by the party against which  enforcement  of the change,  waiver,  discharge or  termination is sought.
This Agreement  (including  Exhibit A hereto) may be amended at any time by written  mutual  consent of the parties,  subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and construed in accordance  with,  the laws
         --------------------
of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this  Agreement is held
         ------------
to be illegal or made invalid by court  decision,  statute,  rule or otherwise,  such  illegality or invalidity  will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

___________________________________                           ___________________________________
Robert F. Gunia
Executive Vice President

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                                American Skandia Advisor Funds, Inc.
                                                 ASAF INVESCO Health Sciences Fund
                                                       Sub-Advisory Agreement

                                                             EXHIBIT A
                                                             ---------

         An annual rate equal to the following percentages of the combined average daily net assets of the Fund and the ASAF
INVESCO Technology Fund of the Company: .55% of the portion of the combined average daily net assets not in excess of $100 million; plus .45% of the portion over $100 million but not in excess of $200 million; plus .425% of the portion over $200 million but not in excess of $400 million; plus .40% of the portion over $400 million but not in excess of $900 million; plus .35% of the portion over $900 million.